Exhibit 99.1

                Mr. Brent M. Cook Named Raser Technologies, Inc. CEO

                          Tuesday 1st of February 2005

         PROVO, Utah--(BUSINESS WIRE)--Feb. 1, 2005--Raser Technologies, Inc. (OTCBB:RSTG - News; the "Company"), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies today announced Mr. Brent M. Cook, has been named Chief Executive Officer of Raser Technologies, Inc. Current CEO Kraig Higginson will assume the responsibilities of Executive Chairman of the Board.

         Mr. Cook, who is currently a member of Raser's Board of Directors, is also a partner in AMP Resources, LLC, a company involved in geothermal power generation and industrial heat recovery generation. Previously, Mr. Cook was employed at Headwaters, Incorporated. (NASDAQ: HDWR - News) - a billion dollar energy and energy technology company. He served Headwaters from 1996 to 2002 in positions including CEO, President, and Chairman of the Board of Directors. He was key in establishing Headwaters' technology as the dominant energy technology in the solid synthetic fuel industry. During his Headwater career, Mr. Cook forged key relationships with many Fortune 500 companies and numerous utilities nationwide, and successfully developed and monetized 28 synfuel licensing projects. He also developed programs with financial partners that provided over $250 million for synfuel project construction.

         Prior to his Headwaters career, Mr. Cook was Director of Strategic Accounts, Utah Operations at Pacificorp, where he held various management positions over his 12 year career. While there, Mr. Cook established critical contracts with key customers and managed company resources. Mr. Cook left in 1996 to join Headwaters, Incorporated.

         Raser Technologies' Kraig Higginson stated, "Brent has been a terrific asset as a member of our board of directors and we look forward to his contributions in steering Raser through the next phase in the commercialization process for our Symetron(TM) advanced motor technologies. Brent's experience in technology licensing and in government contracting will be of immediate value to Raser and I look forward to working together with Brent."

         Mr. Cook added, "I'm looking forward to joining Mr. Higginson and a talented management team at Raser to help accelerate the commercialization process."

         About Raser Technologies

         Founded in 2001, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser's Symetron(TM) technologies more efficiently harness's electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires simple changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies, Inc. may be found at: www.rasertech.com

         Cautionary Note Regarding Forward-Looking Statements


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         This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company's beliefs about the Symetron(TM) technology, and its performance capabilities, the Company's intentions with respect to the development of its intellectual property portfolio, the Company's beliefs with respect to the benefits of its technologies, and the prospects for the issuance of subsequent patents based on the issued patent. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited operating history and history of losses, our inability to successfully license our technology, our inability to successfully obtain research and development funding opportunities from military and government programs, our inability to raise capital on terms acceptable to us, our inability to achieve listing on a national stock exchange, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies, Inc.
William Dwyer, 801-765-1200
investorrelations@rasertech.com
www.rasertech.com

or

Investors Stock Daily, Inc.
Jody Janson, 585-232-5440
jody@istockdaily.com
www.istockdaily.com

Source: Raser Technologies, Inc.



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